Exhibit 4.66

[Translation of Chinese Original]

LETTER OF UNDERTAKING

This Letter of Undertaking (this “Letter”) is made and entered into on November 22, 2011, in the People’s Republic of China (the “PRC” or “China”) by and among:

Beijing Novel-Super Digital TV Technology Co., Ltd., a limited liability company incorporated and validly existing under the laws of the PRC with its registered address at Room 402, Tower B, Jing Meng Gao Ke Building, No.5-2 Shang Di East Road, Haidian District, Beijing, PRC. (“N-S Digital TV”);

Shizhou Shen, a Chinese citizen, whose identity card number is [            ];

Lei Zhang, a Chinese citizen, whose identity card number is [            ];

Wenjun Wang, a Chinese citizen, whose identity card number is [            ];

Tianxing Wang, a Chinese citizen, whose identity card number is [            ].

Shizhou Shen, Lei Zhang, Wenjun Wang and Tianxing Wang shall be collectively referred to as the “Shareholders”.

This Letter was made and entered into by and among N-S Digital TV and the Shareholders (collectively referred to as the “Committing Parties”) for the purpose of making all the undertakings in this Letter to Beijing Super TV Co., Ltd, a limited liability company incorporated and validly existing under the laws of the PRC with its registered address at Room 406, Tower B, Jing Meng Gao Ke Building, No. 5-2 Shang Di East Road, Haidian District, Beijing, PRC (“Super TV”).

WHEREAS, Beijing Guangbo Digital TV Technology Co., Ltd. , the predecessor of Super TV and Beijing Novel-Tongfang Digital TV Technology Co., Ltd., the predecessor of N-S Digital TV made and entered into the Technical Support and Related Services Agreement on June 7, 2004;

WHEREAS, Beijing Guangbo Digital TV Technology Co., Ltd. and Beijing Novel-Tongfang Digital TV Technology Co., Ltd. made and entered into the Technology License Agreement on June 7, 2004;

WHEREAS, Beijing Guangbo Digital TV Technology Co., Ltd. and Beijing Novel-Tongfang Digital TV Technology Co., Ltd. made and entered into the Technology Development Agreement on June 7, 2004;

WHEREAS, Beijing Guangbo Digital TV Technology Co., Ltd. and N-S Digital TV made and entered into the Products and Software Purchase Agreement on June 7, 2004;

HEREAS, Beijing Guangbo Digital TV Technology Co., Ltd. and N-S Digital TV made and entered into the Equipment Lease Agreement on June 7, 2004;

WHEREAS, Beijing Guangbo Digital TV Technology Co., Ltd., Li Yang (ID Number: [            ]) and Novel-Tongfang Information Engineering Co., Ltd. (“N-T Info Engineering”) made and entered into the Equity Transfer Option Agreement on June 7, 2004; Beijing Guangbo Digital TV Technology Co., Ltd., Beijing Novel-Tongfang Digital TV Technology Co., Ltd., N-T Info Engineering and Yang Li made and entered into Supplemental Agreement to Equity Transfer Option Agreement on September 1, 2005; Super TV, Beijing Novel-Tongfang Digital TV Technology Co., Ltd., N-T Info Engineering, Li Yang and Wei Gao (identity card Number: [            ]) made and entered into No. 2 Supplemental Agreement to Equity Transfer Option Agreement on August 18, 2007; Super TV, N-S Digital TV, N-T Info Engineering, Wei Gao and Junming Wu (identity card Number: [            ]) made and entered into No. 3 Supplemental Agreement to Equity Transfer Option Agreement on June 18, 2008; Super TV, N-S Digital TV, N-T Info Engineering, Junming Wu and Lei Zhang made and entered into No. 4 Supplemental Agreement to Equity Transfer Option Agreement on November 24, 2008; Super TV, N-S Digital TV, N-T Info Engineering, Shizhou Shen, Junming Wu, Lei Zhang, Wenjun Wang and Tianxing Wang made and entered into No. 5 Supplemental Agreement to Equity Transfer Option Agreement on July 11, 2011; (collectively the “Equity Transfer Option Agreements”)

WHEREAS, Beijing Guangbo Digital TV Technology Co., Ltd., N-S Digital TV, N-T Info Engineering and Li Yang made and entered into the Business Operating Agreement on September 1, 2005; Super TV, N-S Digital TV, N-T Info Engineering, Wei Gao and Li Yang made and entered into Supplemental Agreement to Business Operating Agreement on August 18, 2007; Super TV, N-S Digital TV, N-T Info Engineering, Wei Gao and Junming Wu made and entered into No. 2 Supplemental Agreement to Business Operating Agreement on June 18, 2008; Super TV, N-S Digital TV, N-T Info Engineering, Junming Wu, Lei Zhang and Shizhou Shen made and entered into No. 3 Supplemental Agreement to Business Operating Agreement on November 24, 2008; Super TV, N-S Digital TV, Shizhou Shen, Junming Wu, Lei Zhang, Wenjun Wang and Tianxing Wang made and entered into No. 4 Supplemental Agreement to Business Operating Agreement on July 11, 2011; (collectively the “Business Operating Agreements”)

WHEREAS, Super TV made and entered into the Loan Agreements with Shizhou Shen and Lei Zhang respectively on November 24, 2008; Super TV made and entered into Loan Agreements with Lei Zhang, Wenjun Wang and Tianxing Wang respectively on July 11, 2011; (collectively the “Loan Agreements”)

WHEREAS, Super TV made and entered into the Share Pledge Agreements (collectively the “Share Pledge Agreements”) with Lei Zhang, Shizhou Shen, Wenjun Wang and Tianxing Wang respectively on July 11, 2011;

WHEREAS, Lei Zhang, Shizhou Shen, Wenjun Wang and Tianxing Wang signed Powers of Attorney (collectively the “Powers of Attorney”) respectively on July 11, 2011.

All the above documents shall be hereinafter collectively referred to as the “VIE Contracts”. Capitalized terms used herein and not otherwise defined shall have the same meanings as in the VIE Contracts.

NOW, THEREFORE, in respect of the performance and renewal of the VIE Contracts, the Committing Parties hereby agree as follows:

1	Without Super TV’s written consent, the Committing Parties shall not terminate any of the VIE Contracts in advance prior to their respective expiration dates;

2	Notwithstanding any provision to the contrary in the VIE Contracts, the term of each of the VIE Contracts, prior to its expiration date, may be renewed upon and only with Super TV’s written notice for a term to be determined by Super TV prior to its expiry date. The Committing Parties shall not withhold its consent to renewal of any of the VIE Contracts.

3	The Committing Parties will agree to enter into an amendment to each of the VIE Contracts to grant Super TV a unilateral right to renew such VIE Contract at the time of renewal.

This Letter shall take force and effect from and as of the date hereof, and be in force and effect indefinitely and continuously.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Committing Parties have caused this Letter to be executed.

Beijing Novel-Super Digital TV Technology Co., Ltd.	Shizhou Shen

/s/ Shizhou Shen

(Seal)

Name: Shizhou Shen

/s/ Jianhua Zhu

Name: Jianhua Zhu

Title: Legal Representative

Lei Zhang	Wenjun Wang

/s/ Lei Zhang	/s/ Wenjun Wang

Name: Lei Zhang	Name: Wenjun Wang

Tianxing Wang

/s/ Tianxing Wang

Name: Tianxing Wang

Be accepted and agreed by:

Beijing Super TV Co., Ltd.

(Seal)

/s/ Jianhua Zhu

Name: Jianhua Zhu

Title: Legal Representative

5